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                                                                   EXHIBIT 23.10

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the reference to Prator Bett, L.L.C. and to the use by reference of information contained in our reports dated January 19, 2005 and February 13, 2004, presenting "Estimated Future Reserves and Revenues" effective December 31, 2004 and December 31, 2003, respectively (our Reports) of certain properties then owned by NEG Operating LLC in the "Experts" section of Amendment No. 1 of Form S-3 Registration Statement of American Real Estate Partners, L.P. and American Real Estate Finance Corp. However, since the estimates of crude oil and natural gas reserves set forth in our Report have been combined with reserve estimates of other petroleum consultants, we are necessarily unable to verify the accuracy of the reserves estimates contained in the aforementioned Registration Statement.

                                                    /s/ M. Drayton Prator
                                                    ----------------------------
                                                    PRATOR BETT, L.L.C
Houston, Texas

April 17, 2006